   As filed with the Securities and Exchange Commission on January 18, 2005.

                                          Registration Statement No. 333-119641
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CROMPTON CORPORATION
                  *And the Subsidiary Guarantors listed below
             (Exact name of registrant as specified in its charter)

                        --------------------------------

            DELAWARE                           2820                       52-2183153
 --------------------------------   ----------------------------     --------------------------
 (State or other jurisdiction of    Primary Standard Industrial        (I.R.S. Employer
 incorporation or organization)     Classification Code Number)       Identification No.)



                                199 BENSON ROAD
                              MIDDLEBURY, CT 06749
                                 (203) 573-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        --------------------------------

                                LYNN A. SCHEFSKY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              CROMPTON CORPORATION
                                199 BENSON ROAD
                              MIDDLEBURY, CT 06749
                                 (203) 573-2000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        --------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             PHYLLIS G. KORFF, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000
                           (212) 735-2000 (FACSIMILE)

                        --------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                        --------------------------------

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                                PRIMARY STANDARD
                                                            STATE OR OTHER         INDUSTRIAL         I.R.S. EMPLOYER
                                                           JURISDICTION OF       CLASSIFICATION        IDENTIFICATION
NAME OF ADDITIONAL REGISTRANT*                              INCORPORATION            NUMBER                NUMBER
------------------------------------------------------    ------------------   ------------------    ------------------
CNK Chemical Realty Corporation.......................    Pennsylvania                       2820            25-1885340
Crompton Colors Incorporated..........................    Delaware                           2820            06-1413341
Crompton Holding Corporation..........................    Delaware                           2820            06-1413342
Crompton Europe Financial Services Company............    Delaware                           2820            06-1440671
Crompton Monochem, Inc................................    Louisiana                          2820            62-1873574
Davis-Standard Corporation............................    Delaware                           2820            06-1413340
GT Seed Treatment, Inc................................    Minnesota                          2820            41-0795292
Kem Manufacturing Corporation.........................    Georgia                            2820            58-0620603
Monochem, Inc.........................................    Louisiana                          2820            72-0545612
Naugatuck Treatment Company...........................    Connecticut                        2820            06-0902035
Uniroyal Chemical Company Limited (Delaware)..........    Bahamas/Delaware**                 2820            98-0159910
Uniroyal Chemical Company, Inc........................    Delaware                           2820            06-1582841
Crompton Manufacturing Company, Inc...................    New Jersey                         2820            06-1148490
Uniroyal Chemical Export Limited......................    Delaware                           2820            06-1431523
Uniroyal Chemical Leasing Company, Inc................    Delaware                           2820            06-1464298
Weber City Road LLC...................................    Louisiana                          2820            62-1864381


---------------
* Addresses and telephone numbers of principal executive offices are the same as those of Crompton Corporation.
** Uniroyal Chemical Company Limited (Delaware) is incorporated in the Bahamas, and has been domesticated under the laws of the State of Delaware as a Delaware corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Connecticut. Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act, or the CBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA. Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director:
(1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

   Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

   Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and
(2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors.
Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

   Article FIFTH of the Certificate of Incorporation of Naugatuck Treatment Company provides that the corporation shall indemnify any and all persons whom it has power to indemnify under Section 33-320 of the Stock Corporation Act (predecessor to the CBCA), as amended and supplemented, against any and all expenses, liabilities and other matters referred to in or covered by this section.

   Delaware. Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and
(ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonable entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonable incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

   Article X of the Amended and Restated Certificate of Incorporation and
Article VI of the By-laws of Crompton Corporation provide for the indemnification of directors and officers as authorized by Section 145 of the DGCL. The directors and officers of Crompton Corporation and our subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by us.

   Article VI of the By-laws of Crompton Colors Corporation provide for the indemnification of directors and officers to the maximum extent permitted by the DGCL.

   Article VI of the By-laws of Crompton Europe Financial Services Company provide that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful.

   Article VI of the By-laws of Uniroyal Chemical Company, Inc. provide for the indemnification of directors and officers to the maximum extent permitted by the DGCL.

   Article VI of the By-laws of Uniroyal Chemical Export Limited provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful.

   Article VI of the By-laws of Uniroyal Chemical Leasing Company, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful.

   Paragraph 140 of the Articles of Association of Uniroyal Chemical Company Limited (Delaware) provides for the indemnifications of directors, managers, and other officers of the Company against all costs, losses, and expenses which any such person may incur or become liable to by reason of any contract entered into, or act or thing done by him in his capacity, or in any way in the discharge of his duties, including traveling expenses. Paragraph 140 of the Articles of Association of Uniroyal Chemical Company Limited (Delaware) provides that no Director or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt of other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any money, securities, or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default or oversight on his art, or for any other loss, damage or misfortune whatever which shall happen in the execution of his office or in relation thereto, unless the same happen through his own dishonesty.

   Neither the Certificate of Incorporation nor the By-laws of Crompton Holding Corporation or of Davis-Standard Corporation contain provisions regarding the indemnification of directors and officers.

   Georgia. Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (1) such individual conducted himself or herself in good faith; and (2) such individual reasonably believed: (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct; or (2) or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to
Section 14-2-854, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under Section 14-2-854 or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and
(b) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable in a proceeding referred to in subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

   Section 14-2-852 of the Georgia Business Corporation Code provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

   Subsection (c) of Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and may apply to a court under Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions. In addition, subsection (d) of Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

   Article VI of the Bylaws of Kem Manufacturing Corporation provides that the corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the provisions of Title 14 of the Georgia Business Corporation Code.

   Louisiana. Section 83A(1) of the Louisiana Business Corporation Law permits corporations to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 83A(2) provides that, in case of actions by or in the right of the corporation, the indemnity shall be limited to expenses, including attorneys fees and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, and that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 83(B) provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Any indemnification under Section 83A, unless ordered by the court, shall be made by the corporation only as authorized in a specific case upon a determination that the applicable standard of conduct has been met, and such determination shall be made:

   o by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or

   o if such a quorum is not obtainable and the board of directors so directs, by independent legal counsel, or

   o by the stockholders.

   The indemnification provided for by Section 83 shall not be deemed exclusive of any other rights to which the person indemnified is entitled under any bylaw, agreement, authorization of stockholders or directors, regardless of whether directors authorizing such indemnification are beneficiaries thereof, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs and legal representative; however, no such other indemnification measure shall permit indemnification of any person for the results of such person's willful or intentional misconduct.

   Section 24 of the Louisiana Business Corporation Law provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer:

   o for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders.

   o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

   o who knowingly or without the exercise of reasonable care and inquiry votes in favor of a dividend paid in violation of Louisiana law, any other unlawful distribution, payment or return of assets to be made to the stockholders, or stock purchases or redemptions in violation of Louisiana law.

   o for any transaction from which the director or officer derived an improper personal benefit.

   Article V of the Articles of Incorporation of Crompton Monochem, Inc. provides that, subject to several exceptions, officers and directors shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. Additionally, the Articles of Incorporation indemnify its directors and officers to the fullest extent permitted by law against any expenses and costs, including attorney's fees, in connection with any threatened, pending or completed claim, action, suit or proceeding. Article VI of the Bylaws of Crompton Monochem, Inc. provides that the corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the provisions of the Louisiana Business Corporation Law.

   Section 1314 of the Louisiana Limited Liability Company Act provides that members or managers of a limited liability company shall not be personally liable to the limited liability company or its members for monetary damages unless the member or manager acted in a grossly negligent manner, or engaged in conduct which demonstrates a greater disregard of the duty of care than gross negligence, including but not limited to intentional tortious conduct or intentional breach of his duty of loyalty. Section 1315 of the Louisiana Limited Liability Company Act provides that a limited liability company may
(1) Eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty, and (2) Provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager; provided that no limited liability company shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

   Pursuant to Article 6 of the Articles of Organization of Weber City Road LLC, the members of the company claim the benefits of limitation of liability to the fullest extent allowed by law. Section 14.3 of the operating agreement of Weber City Road LLC provides that the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful.

   Neither the Articles of Incorporation nor the By-laws of Monochem, Inc. contain provisions regarding the indemnification of directors and officers.

   Minnesota. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

   Section 4.02(j) of the Articles of Incorporation of GT Seed Treatment Inc., as amended, provides for the indemnification of its officers and directors, to the extent permitted by the laws of the State of Minnesota.

   New Jersey. Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

   Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith; subsection (8) of
Section 3-5 provides that indemnification provided for by Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and subsection (9) of Section 3-5 empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.


   Article FIFTH of the Certificate of Incorporation of Crompton Manufacturing Company, Inc. provides that the corporation shall have the power to indemnify every corporate agent to the full extent permitted by Section 305, and as otherwise permitted by law. Article IX of the By-Laws of Crompton Manufacturing Company, Inc. provides for the indemnification of each and every individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted under New Jersey law.

   Pennsylvania. Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (the "PBCL"), a corporation has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification will have been adjudged to be liable to the corporation unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

   Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

   Article VI of the Bylaws of CNK Chemical Realty Corporation provides that the corporation shall indemnify its currently acting and former directors and officers to the maximum extent permitted by the provisions of the PBCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT                                                                              INCORPORATED BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
-------       -----------                                                            ------------
3.1a          Amended and Restated Certificate of Incorporation of Crompton          Exhibit 3(i)(a) to the Form 10-K for the
              Corporation dated September 1, 1999                                    fiscal year ended December 31, 2001 (the "2001
                                                                                     Form 10-K")

3.1b          Certificate of Amendment of Amended and  Restated Certificate of       Exhibit 3(i)(b) to the 2001 Form 10-K
              Incorporation of Crompton Corporation dated April 27, 2000

3.1c          Certificate of Change of Location of Registered Office and of          Exhibit 3(i)(c) to the 2001 Form 10-K
              Registered Agent dated May 18, 2000

3.1d          Articles of Incorporation of CNK Chemical Realty Corporation           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1e          Articles of Amendment to Articles of Incorporation of CNK Chemical     Amendment No. 1 to Registration Statement on
              Realty Corporation                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1f          Statement of Change of Registered Office of CNK Chemical Realty        Amendment No. 1 to Registration Statement on
              Corporation                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1g          Certificate of Incorporation of Dyes & Chemicals Corporation (1)       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1h          Certificate of Amendment of Certificate of Incorporation of Dyes &     Amendment No. 1 to Registration Statement on
              Chemicals Corporation (1)                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1i          Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton & Knowles Colors Incorporated (1)                             Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1j          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Crompton Colors Incorporated                       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1k          Certificate of Incorporation of CK Holding Corporation (2)             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1l          Certificate of Amendment of CK Holding Corporation (2)                 Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004


---------------

(1) Predecessor of Crompton Colors Incorporated.
(2) Predecessor of Crompton Holding Corporation.

3.1m          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Crompton Holding Corporation                       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1n          Certificate of Incorporation of Witco Europe Financial Services        Amendment No. 1 to Registration Statement on
              Company (3)                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1o          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Witco Europe Financial Services Company (3)        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1p          Certificate of Amendment of Certificate of Incorporation of Witco      Amendment No. 1 to Registration Statement on
              Europe Financial Services Company (3)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004
3.1q          Certificate of Amendment of Certificate of Incorporation of CK         Amendment No. 1 to Registration Statement on
              Witco Europe Financial Services Company (3)                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1r          Articles of Incorporation of Crompton Monochem, Inc.                   Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1s          Certificate of Incorporation of Crompton Sales Company, Inc.           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1t          Certificate of Merger of Crompton Sales Company, Inc. and              Filed herewith
              Uniroyal Chemical Company, Inc.

3.1u          Certificate of Incorporation of Davis-Standard Corporation             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1v          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Davis-Standard Corporation                         Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1w          Articles of Incorporation of Gustafson International Company (4)       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1x          Statement of Change of Registered Office of Gustafson International    Amendment No. 1 to Registration Statement on
              Company (4)                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1y          Amendment to the Articles of Incorporation of Gustafson                Amendment No. 1 to Registration Statement on
              International Company (4)                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(3) Predecessor of Crompton Europe Financial Services Company.
(4) Predecessor of GT Seed International Company.

3.1z          Certificate of Merger of GT Seed International Company into            Amendment No. 2 to Registration Statement on
              Uniroyal Chemical Company, Inc.                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 27, 2004

3.1aa         Articles of Incorporation of F-M Engineering Company, Incorporated     Amendment No. 1 to Registration Statement on
              (5)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1bb         Articles of Amendment of Articles of Incorporation of F-M              Amendment No. 1 to Registration Statement on
              Engineering Company, Incorporated (5)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1cc         Agreement of Merger of F-M Engineering Company, Incorporated and       Amendment No. 1 to Registration Statement on
              Ben Gustafson & Son Manufacturing Co. (5)                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1dd         Articles of Amendment of Articles of Incorporation of Gustafson        Amendment No. 1 to Registration Statement on
              Manufacturing Company, Inc. (5)                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ee         Certificate of Amendment of Articles of Incorporation of Gustafson     Amendment No. 1 to Registration Statement on
              Manufacturing Company, Inc. (5)                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ff         Certificate of Amendment to Articles of Incorporation of Gustafson,    Amendment No. 1 to Registration Statement on
              Inc.  (5)                                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1gg         Certificate of Name Change of Gustafson, Inc. (5)                      Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1hh         Notice of Change of Registered Office--Registered Agent of GT Seed     Amendment No. 1 to Registration Statement on
              Treatment, Inc.                                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ii         Articles of Incorporation of CNK Corporation (6)                       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1jj         Articles and Plan of Merger of CNK Corporation into and with Kem       Amendment No. 1 to Registration Statement on
              Manufacturing Corporation (6)                                          Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1kk         Change of Registered Agent of Kem Manufacturing Corporation            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004


---------------
(5) Predecessor of GT Seed Treatment, Inc.
(6) Predecessor of Kem Manfacturing Corporation.

3.1ll         Articles of Incorporation of Monochem, Inc.                            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1mm         Articles of Amendment of Articles of Incorporation of Monochem,        Amendment No. 1 to Registration Statement on
              Inc.                                                                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1nn         Notice of Change of Registered Office and/or Change of Registered      Amendment No. 1 to Registration Statement on
              Agent of Monochem, Inc.                                                Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1oo         Certificate of Incorporation of Naugatuck Treatment Company            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1pp         Notice of New Address of Statutory Agent for Service of Naugatuck      Amendment No. 1 to Registration Statement on
              Treatment Company                                                      Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1qq         Certificate of Domestication of Uniroyal Chemical Company Limited      Amendment No. 1 to Registration Statement on
              (7)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1rr         Certificate of Incorporation of Uniroyal Chemical Company Limited      Amendment No. 1 to Registration Statement on
              (7)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ss         Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Uniroyal Chemical Company Limited (7)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1tt         Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Company Limited (Delaware)       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1uu         Certificate of Incorporation of Crompton Manufacturing Company,        Amendment No. 1 to Registration Statement on
              Inc. (8)                                                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1vv         Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton Manufacturing Company, Inc. (8)                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ww         Certificate of Incorporation of Uniroyal Chemical Company, Inc. (9)    Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(7) Predecessor of Uniroyal Chemical Company Limited (Delaware).

(8) Predecessor of Uniroyal Chemical Company, Inc.
(9) Predecessor of Crompton Manufacturing Company, Inc.

3.1xx         Certificate of Amendment to Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Uniroyal Chemical Company, Inc. (9)                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1yy         Certificate of Amendment to Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton Manufacturing Company, Inc. (9)                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1zz         Certificate of Merger of Crompton Sales Company, Inc. and Uniroyal     Filed herewith
              Chemical Company, Inc. (9)

3.1aaa        Certificate of Incorporation of Uniroyal Chemical Export Limited       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1bbb        Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Export Limited                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ccc        Certificate of Incorporation of Uniroyal Chemical Leasing Company,     Amendment No. 1 to Registration Statement on
              Inc.                                                                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ddd        Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Leasing Company, Inc.            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1eee        Articles of Organization of Weber City Road LLC                        Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2a          By-laws of Crompton Corporation                                        Exhibit 3(ii) to the 2001 Form 10-K

3.2b          By-laws of CNK Chemical Realty Corporation                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2c          By-laws of Crompton Colors Incorporated                                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2d          By-laws of Crompton Holding Corporation                                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2e          By-laws of Crompton Europe Financial Services Company                  Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(9) Predecessor of Crompton Manufacturing Company, Inc.

3.2f          By-laws of Crompton Monochem, Inc.                                     Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2g          By-laws of Davis-Standard Corporation                                  Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2h          Amended and Restated By-laws of GT Seed Treatment, Inc.                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2i          Amended and Restated By-laws of Kem Manufacturing Corporation          Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2j          By-laws of Monochem, Inc.                                              Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2k          By-laws of Naugatuck Treatment Company                                 Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004
3.2l          Articles of Association of Uniroyal Chemical Company Limited           Amendment No. 1 to Registration Statement on
              (Delaware)                                                             Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2m          By-laws of Uniroyal Chemical Company, Inc.                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2n          By-laws of Uniroyal Chemical Company, Inc. (1)                         Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2o          By-laws of Uniroyal Chemical Export Limited                            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2p          By-laws of Uniroyal Chemical Leasing Company, Inc.                     Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2q          Operating Agreement of Weber City Road LLC                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

4.1           Rights Agreement dated as of September 2, 1999, by and between the     Exhibit 4.1 to the Form 8-A dated September
              Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights     28, 1999
              Agent

---------------
(1) Predecessor of Crompton Manufacturing Company, Inc.

4.2           Form of Indenture, dated as of February 1, 1993, by and between        Post-Effective Amendment No. 2 to the
              Witco and the Chase Manhattan Bank, N.A., as Trustee, relating to      Registration Statement on Form S-3,
              Witco's 6.60% Notes due 2003, 7.75% Debentures due 2023, 6 1/8%        Registration No. 33-58066, filed March 19,
              Notes due 2006 and 6 7/8% Debentures due 2026, including form of       1993
              securities (the "1993 Indenture")

4.3           Form of First Supplemental Indenture, dated February 1, 1996, by       Registration Statement on Form S-3,
              and among Witco, Chase Manhattan Bank, N.A., the Initial Trustee,      Registration Number 33-065203, filed January
              and Fleet National Bank of Connecticut, the Note Trustee, to the       25, 1996
              1993 Indenture, relating to Witco's 6 1/8% Notes due 2006 and 6 7/
              8% Notes due 2026

4.4           Second Supplemental Indenture, dated as of  August 5, 2004, between    Registration Statement on Form S-4,
              Crompton Corporation and U.S. Bank, National Association, to the       Registration Number
              1993 Indenture                                                         333-119641, filed October 8, 2004

4.5           Indenture, dated as of August 16, 2004, among Crompton Corporation,    Registration Statement on Form S-4,
              the Guarantors listed on Schedule A thereto, Wells Fargo Bank,         Registration Number
              National Association, as trustee and Deutsche Bank Trust Company       333-119641, filed October 8, 2004
              Americas as Note Custodian, Paying Agent and Registrar, relating to the Company's 9 7/8% Senior Notes due 2012

4.6           Indenture, dated as of August 16, 2004, among Crompton Corporation,    Registration Statement on Form S-4,
              the Guarantors listed on Schedule A thereto, Wells Fargo Bank,         Registration Number
              National Association, as trustee and Deutsche Bank Trust Company       333-119641, filed October 8, 2004
              Americas as Note Custodian, Paying Agent and Registrar, relating to the Company's Senior Floating Rate Notes due 2010

5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                    Filed herewith

5.2           Opinion of Lynn A. Schefsky, Senior Vice President and General         Filed herewith
              Counsel of Crompton Corporation


10.1          Supplemental Medical Reimbursement Plan                                Exhibit 10(n) to the Crompton & Knowles Form
                                                                                     10-K for the fiscal year ended December 27,
                                                                                     1980 (the "1980 Form 10-K")

10.2          Supplemental Dental Reimbursement Plan                                 Exhibit 10(o) to the 1980 Form 10-K

10.3          Form of Employment Agreement dated as of July 29, 2002, by and         Exhibit 10.1 to the Form 10-Q for the period
              between Crompton Corporation and various of its executive officers     ended September 30, 2002 (the "September 30,
                                                                                     2002 Form 10-Q")

10.4          Form of Employment Agreement dated as of August 21, 1996, between a    Exhibit 10.28 to the Uniroyal Chemical Company
              subsidiary of Crompton Corporation and three executive officers of     Form 10-K for the fiscal year ended September
              Crompton Corporation                                                   28, 1996 (the "1996 Form 10-K")

10.5          Form of Supplemental Retirement Agreement dated as of August 21,       Exhibit 10.30 to the 1996 Form 10-K
              1996, between a subsidiary of Crompton Corporation and two executive officers of Crompton Corporation

10.6          Supplemental Retirement Agreement Trust Agreement dated October 20,    Exhibit 10(I) to the Crompton & Knowles Form
              1993, between Crompton Corporation (as successor to Crompton &         10-K for the fiscal year ended December 25,
              Knowles) and Shawmut Bank, N.A.                                        1993

10.7          Crompton Corporation Benefit Equalization Plan, amended as of April    Exhibit 10.2 to the Form 10-Q for the period
              30, 2002                                                               ended March 31, 2002 (the "March 31, 2002 Form
                                                                                     10-Q")

10.8          Crompton Corporation Amended Benefit Equalization Plan, dated          Exhibit 10.2 to the September 30, 2002 Form
              October 22, 2002                                                       10-Q

10.9          Amended Benefit Equalization Plan Trust Agreement dated October 20,    Exhibit 10(n) to the Crompton & Knowles Form
              1993, between Crompton Corporation (as successor to Crompton &         10-K for the fiscal year ended December 25,
              Knowles) and Shawmut Bank, N.A.                                        1993

10.10         Amended Crompton Corporation 1988 Long Term Incentive Plan             Exhibit 10.10 to the 2001 Form 10-K

10.11         Trust Agreement dated as of May 15, 1989, between Crompton             Exhibit 10(w) to the Crompton & Knowles Form
              Corporation (as successor to Crompton & Knowles) and Shawmut           10-K for the fiscal year ended December 30,
              Worcester County Bank, N.A. and First Amendment thereto dated as of    1989
              February 8, 1990

10.12         Restricted Stock Plan for Directors of Crompton Corporation (as        Exhibit 10(z) to the Crompton & Knowles Form
              successor to Crompton & Knowles) approved by the stockholders on       10-K for the fiscal year ended December 28,
              April 9, 1991                                                          1991

10.13         Amended 1993 Stock Option Plan for Non-Employee Directors              Exhibit 10.21 to the Crompton & Knowles Form
                                                                                     10-K for the fiscal year ended December 26,
                                                                                     1998 (the "1998 Form 10-K")

10.14         UCC Purchase Right Plan, as amended and restated as of March 16,       Exhibit 10.1 to the Uniroyal Chemical Company
              1995                                                                   Form 10-Q for the period ended April 2, 1995

10.15         Form of Amended and Restated 1996-1998 Long Term Performance Award     Exhibit 10.27 to the Crompton & Knowles Form
              Agreement entered into in 1996 between Crompton Corporation (as        10-K for the fiscal year ended December 27,
              successor to Crompton & Knowles) or one of its subsidiaries and        1997
              thirteen of the executive officers of Crompton & Knowles

10.16         Second Amended and Restated Lease Agreement between the Middlebury     Exhibit 10 to the Uniroyal Chemical Company
              Partnership, as Lessor, and Uniroyal, as Lessee, dated as of August    Form 10-Q for the quarter ended September 27,
              28, 1997                                                               1997

10.17         Form of Receivables Sale Agreement, dated as of December 11, 1998,     Exhibit 10.291 to the 1998 Form 10-K
              by and among Crompton Corporation (as successor to Crompton &
              Knowles), as Initial Collection Agent, Crompton & Knowles
              Receivables Corporation, as Seller, ABN AMRO Bank N.V., as Agent,
              the Enhancer, and the Liquidity Provider, and Windmill Funding
              Corporation

10.18         Amended and Restated Receivables Sale Agreement, dated as of           Exhibit 10.201 to the 2001 Form 10-K
              January 18, 2002, among Crompton & Knowles Receivables Corporation, as the Seller, Crompton Corporation, as the Initial Collection
              Agent, ABN AMRO Bank N.V., as the Agent, certain liquidity providers, ABN AMRO Bank, N.V., as the Enhancer, and Amsterdam
              Funding Corporation

10.19         First Amendment dated as of January 17, 2003, to the Amended and       Exhibit 10.202 to the Form 10-K for the fiscal
              Restated Receivables Sale Agreement, dated as of January 18, 2002,     year ended December 31, 2002
              among Crompton & Knowles Receivables Corporation, as the Seller,
              Crompton Corporation, as the Initial Collection Agent, ABN AMRO
              Bank N.V., as the Agent, certain liquidity providers, ABN AMRO
              Bank, N.V., as the Enhancer, and Amsterdam Funding Corporation

10.20         Form of Receivables Purchase Agreement, dated as of December 11,       Exhibit 10.292 to the 1998 Form 10-K
              1998, by and among Crompton & Knowles, as Initial Collection Agent, and certain of its subsidiaries, as Sellers, Crompton & Knowles
              Receivables Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.21         Amendment Number 1 dated as of December 9, 1999, to the Receivables    Exhibit 10.265 to Form 10-K for the fiscal
              Purchase Agreement, dated as of December 11, 1998, by and among        year ended December 31, 2000 (the "2000 Form
              Crompton Corporation (f/k/a/ CK Witco Corporation (as successor by     10-K")
              merger to Crompton & Knowles)), as Initial Collection Agent, and
              certain of its subsidiaries, as Sellers, Crompton & Knowles
              Receivables Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.22         Amendment Number 2 dated as of November 20, 2000, to the               Exhibit 10.266 to the 2000 Form 10-K
              Receivables Purchase Agreement, dated as of December 11, 1998, by and among Crompton Corporation (as successor to Crompton &
              Knowles), as Initial Collection Agent, and certain of its
              subsidiaries, as Sellers, Crompton & Knowles Receivables
              Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.23         Amendment Number 3 dated as of February 1, 2001, to the Receivables    Exhibit 10.267 to the 2000 Form 10-K
              Purchase Agreement dated as of December 11, 1998, by and among
              Crompton Corporation (as successor to Crompton & Knowles), as
              Initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              ABN AMRO Bank N.V., as Agent

10.24         Amendment Number 4 dated as of April 15, 2003, to the Receivables      Exhibit 10.2 to the 10-Q for the quarter ended
              Purchase Agreement dated as of December 11, 1998, by and among         March 31, 2003 (the "March 31, 2003 10-Q")
              Crompton Corporation (as successor to Crompton & Knowles), as initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              ABN AMRO Bank N.V., as Agent

10.25         Letter Agreement dated as of January 18, 2002, to the Receivables      Exhibit 10.206 to the 2001 Form 10-K
              Purchase Agreement dated as of December 11, 1998, by an among
              Crompton Corporation (as successor to Crompton & Knowles), as
              Initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              Crompton Sales Company, Inc. and ABN AMRO Bank N.V., as Agent

10.26         Letter Agreement dated as of April 15, 2003, to the Receivables        Exhibit 10.3 to the March 31, 2003 10-Q
              Purchase Agreement dated as of December 11, 1998, by and among
              Crompton Corporation (as successor to Crompton & Knowles), as
              Initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              Crompton Europe B.V., Crompton B.V. and ABN AMRO Bank N.V. as Agent

10.27         Amended Crompton Corporation 1998 Long Term Incentive Plan             Exhibit 10.21 to the 2001 Form 10-K

10.28         Amended and Restated Employment Agreement by and between Crompton      Exhibit 10.1 to the Crompton & Knowles Form
              Corporation (as successor to Crompton & Knowles) and Vincent A.        10-Q for the quarter ended June 26, 1999
              Calarco dated May 31, 1999

10.29         Form of Merger Synergy Restricted Stock Agreement, dated as of         Exhibit 10.32 to the 1999 Form 10-K
              October 19, 1999, by and between Crompton Corporation and various of its executive officers

10.30         Form of Supplemental Retirement Agreement, dated as of October 21,     Exhibit 10.35 to the 1999 Form 10-K
              1999, by and between Crompton Corporation and various of its executive officers

10.31         Form of 2001-2002 Long Term Incentive Award Agreement, dated as of     Exhibit 10 to the Form 10-Q for the quarter
              January 31, 2001, by and between Crompton Corporation and various      ended March 31, 2001
              of its executive officers

10.32         Form of 2002-2004 Long-Term Incentive Award Agreement, dated as of     Exhibit 10.1 to the Form 10-Q for the quarter
              March 26, 2002, by and between Crompton Corporation and various of     ended March 31, 2002
              its executive officers

10.33         Form of Amendment 2003-1 to the Supplemental Retirement Agreement      Exhibit 10.27 to the 2003 Form 10-K
              dated various dates in December 2003 by and between Crompton
              Corporation and various of its executive officers

10.34         Employment Agreement by and between Crompton Corporation and Robert    Exhibit 10.28 to the 2003 Form 10-K
              L. Wood dated January 7, 2004

10.35         Form of 2004 Management Incentive Plan dated as of February 18,        Exhibit 10.29 to the 2003 Form 10-K
              2004 by and between Crompton Corporation and various key management personnel

10.36         Form of 2004-2006 Long Term Incentive Award Agreement dated            Exhibit 10.30 to the 2003 Form 10-K
              February 3, 2004 by and between Crompton Corporation and various of its executive officers

10.37         Sixth Amendment dated as of April 15, 2004, to the Amended and         Exhibit 10.2 to the March 31, 2004 10-Q
              Restated Receivables Sale Agreement dated as of January 18, 2002, by and among Crompton & Knowles Receivables Corporation, as Seller,
              Crompton Corporation, as the Initial Collection Agent, and ABN AMRO
              Bank, N.V., as Enhancer and Agent

10.38         Supplement No. 1 dated as of March 26, 2004, to the Security           Exhibit 10.3 to the March 31, 2004 10-Q
              Agreement dated as of December 21, 2001, among Crompton
              Corporation, various subsidiaries of Crompton Corporation, and
              Citicorp USA, Inc., as Collateral Agent

10.39         Separation Agreement dated April 27, 2004 by and between Crompton      Exhibit 10.2 to the June 30, 2004 10-Q
              Corporation and Vincent A. Calarco

10.40         Separation Agreement dated June 22, 2004 by and between Crompton       Exhibit 10.3 to the June 30, 2004 10-Q
              Corporation and Peter Barna

10.41         Consulting Agreement dated June 7, 2004 by and between Crompton        Exhibit 10.4 to the June 30, 2004 10-Q
              Corporation and Vincent A. Calarco

10.42         Change In Control Agreement dated as of September 13, 2004, between    Exhibit 10.1 to the Form 8-K filed on
              Crompton Corporation and each of Karen R. Osar, Myles S. Odaniell,     September 15, 2004
              Lynn A. Schefsky, and Gregory E. McDaniel

10.43         Credit Agreement, dated as of August 16, 2004, among Crompton          Registration Statement on Form S-4,
              Corporation, a Delaware corporation, the Lenders from time to time     Registration Number
              party thereto, Deutsche Bank AG, Cayman Islands Branch, as Deposit     333-119641, filed October 8, 2004
              Bank, and Deutsche Bank AG New York Branch, as Administrative Agent

10.44         Second Amended and Restated Receivables Sale Agreement, dated as of    Registration Statement on Form S-4,
              August 16, 2004, among Crompton & Knowles Receivables Corporation,     Registration Number
              as the Seller, Crompton Corporation, as the Initial Collection         333-119641, filed October 8, 2004
              Agent, ABN AMRO Bank N.V., as the Agent, the Liquidity Providers
              from time to time party thereto, and Amsterdam Funding Corporation

10.45         Amendment Number 5 dated as of August 16, 2004, to the Receivables     Registration Statement on Form S-4,
              Purchase Agreement dated as of December 11, 1998, by and among         Registration Number
              Crompton Corporation (as successor to Crompton & Knowles), as          333-119641, filed October 8, 2004
              initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              ABN AMRO Bank N.V., as Agent

10.46         Registration Rights Agreement, dated as of August 16, 2004, among      Registration Statement on Form S-4,
              Crompton Corporation, and the subsidiaries of Crompton Corporation     Registration Number
              listed on Schedule I attached thereto, Deutsche Bank Securities        333-119641, filed October 8, 2004
              Inc., Bank Of America Securities LLC, Citigroup Global Markets Inc.
              And Credit Suisse First Boston LLC as initial purchasers

10.47         Security Agreement, dated as of August 16, 2004, among Crompton        Registration Statement on Form S-4,
              Corporation, certain of its subsidiaries from time to time party       Registration Number
              thereto and Deutsche Bank AG New York Branch, as Collateral Agent      333-119641, filed October 8, 2004

10.48         Pledge Agreement, dated as of August 16, 2004, among Crompton          Registration Statement on Form S-4,
              Corporation, certain of its subsidiaries from time to time to time     Registration Number
              party thereto and Deutsche Bank AG New York Branch, as Pledgee         333-119641, filed October 8, 2004

10.49         Subsidiaries Guaranty, dated as of August 16, 2004, among certain      Registration Statement on Form S-4,
              subsidiaries of Crompton Corporation and Deutsche Bank AG New York     Registration Number
              Branch, as Administrative Agent                                        333-119641, filed October 8, 2004

15            Accountants' acknowledgment                                            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

21            Subsidiaries of the registrant                                         Exhibit 21 to the 2003 Form 10-K

23            Consent of KPMG LLP                                                    Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

24.1          Power of Attorney                                                      Registration Statement on Form S-4,
                                                                                     Registration Number
                                                                                     333-119641, filed October 8, 2004

24.2          Power of Attorney                                                      Amendment No. 2 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 27, 2004

24.3          Substitute Power of Attorney                                           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

25.1          Statement of Eligibility of Trustee regarding the 9 7/8% Senior        Registration Statement on Form S-4,
              Notes due 2012                                                         Registration Number
                                                                                     333-119641, filed October 8, 2004

25.2          Statement of Eligibility of Trustee regarding the Senior Floating      Registration Statement on Form S-4,
              Rate Notes due 2010                                                    Registration Number
                                                                                     333-119641, filed October 8, 2004

99.1          Form of Letter to Clients                                              Registration Statement on Form S-4,
                                                                                     Registration Number
                                                                                     333-119641, filed October 8, 2004

99.2          Form of Letter to Brokers, Dealers, Commercial Banks, Trust            Registration Statement on Form S-4,
              Companies and Other Nominees                                           Registration Number
                                                                                     333-119641, filed October 8, 2004

ITEM 22. UNDERTAKINGS.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.


                                        CROMPTON CORPORATION


                                        By:  /s/ Robert L. Wood
                                           ---------------------------------
                                           Name: Robert L. Wood
                                           Title:  President, Chief Executive
                                                   Officer and Chairman of the
                                                   Board of Directors

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                                                       Date
---------                          -----                                                       ----
*/s/ Robert L. Wood                President, Chief Executive Officer and                      January 18, 2005
 ------------------------------    Chairman of the Board of Directors
Robert L. Wood                     (Principal Executive Officer)

*/s/ Karen R. Osar                 Executive Vice President and Chief                          January 18, 2005
 ------------------------------    Financial Officer
Karen R. Osar                      (Principal Financial Officer)

*/s/ Robert A. Fox                 Director                                                    January 18, 2005
 ------------------------------
Robert A. Fox

*/s/ Roger L. Headrick             Co-Lead Director                                            January 18, 2005
 ------------------------------
Roger L. Headrick

*/s/ Leo I. Higdon, Jr.            Director                                                    January 18, 2005
 ------------------------------
Leo I. Higdon, Jr.

*/s/ C.A. (Lance) Piccolo          Co-Lead Director                                            January 18, 2005
 ------------------------------
C.A. (Lance) Piccolo

*/s/ Bruce F. Wesson               Director                                                    January 18, 2005
 ------------------------------
Bruce F. Wesson

*/s/ Patricia K. Woolf             Director                                                    January 18, 2005
 ------------------------------
Patricia K. Woolf


*By: /s/ Eric C. Wisnefsky
 ------------------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.



                                     CNK CHEMICAL REALTY CORPORATION
                                     CROMPTON COLORS INCORPORATED
                                     UNIROYAL CHEMICAL EXPORT LIMITED

                                          By:       /s/ Eric C. Wisnefsky
                                           ------------------------------------
                                          Name:     Eric C. Wisnefsky
                                          Title:    Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Lynn A. Schefsky                      President and Director                                      January 18, 2005
----------------------                     (Principal Executive Officer)
Lynn A. Schefsky

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
----------------------
Karen R. Osar

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.


                                  CROMPTON HOLDING CORPORATION



                                       By:       /s/ Eric C. Wisnefsky
                                        ----------------------------------------
                                       Name:     Eric C. Wisnefsky
                                       Title:    Vice President and Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Lynn A. Schefsky                      President and Director                                      January 18, 2005
---------------------                      (Principal Executive Officer)
Lynn A. Schefsky

/s/ Eric C. Wisnefsky                      Vice President and Treasurer                                January 18, 2005
---------------------
Eric C. Wisnefsky                          (Principal Financial Officer)

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.




                                    UNIROYAL CHEMICAL COMPANY, INC.


                                         By:     /s/ Eric C. Wisnefsky
                                          ------------------------------------
                                         Name:   Eric C. Wisnefsky
                                         Title:  Vice President and Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Lynn A. Schefsky                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Lynn A. Schefsky

/s/ Eric C. Wisnefsky                      Vice President and Treasurer                                January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.


                                CROMPTON MANUFACTURING COMPANY, INC.



                                     By:       /s/ Eric C. Wisnefsky
                                      ----------------------------------------
                                     Name:     Eric C. Wisnefsky
                                     Title:    Vice President and Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Robert B. Weiner                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Robert B. Weiner

/s/ Eric C. Wisnefsky                      Vice President and Treasurer                                January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.


                                 UNIROYAL CHEMICAL COMPANY LIMITED
                                 (DELAWARE)


                                      By:       /s/ Eric C. Wisnefsky
                                       --------------------------------------
                                      Name:     Eric C. Wisnefsky
                                      Title:    Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Lynn A. Schefsky                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Lynn A. Schefsky

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.



                                     CROMPTON MONOCHEM, INC.
                                     MONOCHEM, INC.
                                     NAUGATUCK TREATMENT COMPANY



                                          By:    /s/ Eric C. Wisnefsky
                                           --------------------------------
                                          Name:  Eric C. Wisnefsky
                                          Title: Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Alan W. Stratton                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Alan W. Stratton

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.



                                    DAVIS-STANDARD CORPORATION


                                         By:       /s/ Eric C. Wisnefsky
                                          -------------------------------------
                                         Name:     Eric C. Wisnefsky
                                         Title:    Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Robert W. Ackley                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Robert W. Ackley

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.


                                  KEM MANUFACTURING CORPORATION


                                       By:       /s/ Eric C. Wisnefsky
                                        --------------------------------------
                                       Name:     Eric C. Wisnefsky
                                       Title:    Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Lynn A. Schefsky                      President and Director                                      January 18, 2005
---------------------                      (Principal Executive Officer)
Lynn A. Schefsky

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Karen R. Osar                         Director                                                    January 18, 2005
---------------------
Karen R. Osar

*/s/ Arthur C. Fullerton                   Director                                                    January 18, 2005
-----------------------
Arthur C. Fullerton

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.




                                      CROMPTON EUROPE FINANCIAL SERVICES
                                      COMPANY


                                           By:     /s/ Eric C. Wisnefsky
                                            -----------------------------------
                                           Name:   Eric C. Wisnefsky
                                           Title:  Vice President and Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Karen R. Osar                         President and Director                                      January 18, 2005
---------------------                      (Principal Executive Officer)
Karen R. Osar

/s/ Eric C. Wisnefsky                      Vice President and Treasurer                                January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.



                                   UNIROYAL CHEMICAL LEASING COMPANY, INC.


                                        By:       /s/ Eric C. Wisnefsky
                                         -------------------------------------
                                        Name:     Eric C. Wisnefsky
                                        Title:    President and Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
/s/ Eric C. Wisnefsky                      President and Treasurer                                     January 18, 2005
---------------------                      (Principal Executive Officer and Principal Financial
Eric C. Wisnefsky                          Officer)

*/s/ Karen R. Osar                         Vice President and Director                                 January 18, 2005
---------------------
Karen R. Osar

*/s/ Lynn A. Schefsky                      Director                                                    January 18, 2005
---------------------
Lynn A. Schefsky

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middlebury, State of Connecticut, on January 18, 2005.



                                      WEBER CITY ROAD LLC


                                           By:       /s/ Eric C. Wisnefsky
                                            ----------------------------------
                                           Name:     Eric C. Wisnefsky
                                           Title:    Treasurer



   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                       DATE
---------                                  -----                                                       ----
*/s/ Robert B. Weiner                      President                                                   January 18, 2005
---------------------                      (Principal Executive Officer)
Robert B. Weiner

/s/ Eric C. Wisnefsky                      Treasurer                                                   January 18, 2005
---------------------                      (Principal Financial Officer)
Eric C. Wisnefsky

*/s/ Arthur C. Fullerton                   Secretary, Uniroyal Chemical Company Inc.                   January 18, 2005
-----------------------                    (Sole Member)
Arthur C. Fullerton

*By: /s/ Eric C. Wisnefsky
     ---------------------
     Eric C. Wisnefsky
     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.1a          Amended and Restated Certificate of Incorporation of Crompton          Exhibit 3(i)(a) to the Form 10-K for the
              Corporation dated September 1, 1999                                    fiscal year ended December 31, 2001 (the "2001
                                                                                     Form 10-K")

3.1b          Certificate of Amendment of Amended and Restated Certificate of        Exhibit 3(i)(b) to the 2001 Form 10-K
              Incorporation of Crompton Corporation dated April 27, 2000

3.1c          Certificate of Change of Location of Registered Office and of          Exhibit 3(i)(c) to the 2001 Form 10-K
              Registered Agent dated
              May 18, 2000

3.1d          Articles of Incorporation of CNK Chemical Realty Corporation           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1e          Articles of Amendment to Articles of Incorporation of CNK Chemical     Amendment No. 1 to Registration Statement on
              Realty Corporation                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1e          Articles of Amendment to Articles of Incorporation of CNK Chemical     Amendment No. 1 to Registration Statement on
              Realty Corporation                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1f          Statement of Change of Registered Office of CNK Chemical Realty        Amendment No. 1 to Registration Statement on
              Corporation                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1g          Certificate of Incorporation of Dyes & Chemicals Corporation (1)       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1h          Certificate of Amendment of Certificate of Incorporation of Dyes &     Amendment No. 1 to Registration Statement on
              Chemicals Corporation (1)                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1i          Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton & Knowles Colors Incorporated (1)                             Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004
3.1j          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Crompton Colors Incorporated                       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1k          Certificate of Incorporation of CK Holding Corporation (2)             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1l          Certificate of Amendment of CK Holding Corporation (2)                 Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(1) Predecessor of Crompton Colors Incorporated.
(2) Predecessor of Crompton Holding Corporation.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.1m          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Crompton Holding Corporation                       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1n          Certificate of Incorporation of Witco Europe Financial Services        Amendment No. 1 to Registration Statement on
              Company (3)                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1o          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Witco Europe Financial Services Company (3)        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1p          Certificate of Amendment of Certificate of Incorporation of Witco      Amendment No. 1 to Registration Statement on
              Europe Financial Services Company (3)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1q          Certificate of Amendment of Certificate of Incorporation of CK         Amendment No. 1 to Registration Statement on
              Witco Europe Financial Services Company (3)                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1r          Articles of Incorporation of Crompton Monochem, Inc.                   Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1s          Certificate of Incorporation of Crompton Sales Company, Inc.           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1t          Certificate of Merger of Crompton Sales Company, Inc. and              Filed herewith
              Uniroyal Chemical Company, Inc.

3.1u          Certificate of Incorporation of Davis-Standard Corporation             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1v          Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Davis-Standard Corporation                         Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1w          Articles of Incorporation of Gustafson International Company (4)       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1x          Statement of Change of Registered Office of Gustafson International    Amendment No. 1 to Registration Statement on
              Company (4)                                                            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1y          Amendment to the Articles of Incorporation of Gustafson                Amendment No. 1 to Registration Statement on
              International Company (4)                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(3) Predecessor of Crompton Europe Financial Services Company.
(4) Predecessor of GT Seed International Company.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.1z          Certificate of Merger of GT Seed International Company into            Amendment No. 2 to Registration Statement on
              Uniroyal Chemical Company, Inc.                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 27, 2004

3.1aa         Articles of Incorporation of F-M Engineering Company, Incorporated     Amendment No. 1 to Registration Statement on
              (5)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1bb         Articles of Amendment of Articles of Incorporation of F-M              Amendment No. 1 to Registration Statement on
              Engineering Company, Incorporated (5)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1cc         Agreement of Merger of F-M Engineering Company, Incorporated and       Amendment No. 1 to Registration Statement on
              Ben Gustafson & Son Manufacturing Co. (5)                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1dd         Articles of Amendment of Articles of Incorporation of Gustafson        Amendment No. 1 to Registration Statement on
              Manufacturing Company, Inc. (5)                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ee         Certificate of Amendment of Articles of Incorporation of Gustafson     Amendment No. 1 to Registration Statement on
              Manufacturing Company, Inc. (5)                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ff         Certificate of Amendment to Articles of Incorporation of Gustafson,    Amendment No. 1 to Registration Statement on
              Inc.  (5)                                                              Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1gg         Certificate of Name Change of Gustafson, Inc. (5)                      Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1hh         Notice of Change of Registered Office--Registered Agent of GT Seed     Amendment No. 1 to Registration Statement on
              Treatment, Inc.                                                        Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ii         Articles of Incorporation of CNK Corporation (6)                       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1jj         Articles and Plan of Merger of CNK Corporation into and with Kem       Amendment No. 1 to Registration Statement on
              Manufacturing Corporation (6)                                          Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1kk         Change of Registered Agent of Kem Manufacturing Corporation            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004


---------------
(5) Predecessor of GT Seed Treatment, Inc.
(6) Predecessor of Kem Manfacturing Corporation.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.1ll         Articles of Incorporation of Monochem, Inc.                            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1mm         Articles of Amendment of Articles of Incorporation of Monochem,        Amendment No. 1 to Registration Statement on
              Inc.                                                                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1nn         Notice of Change of Registered Office and/or Change of Registered      Amendment No. 1 to Registration Statement on
              Agent of Monochem, Inc.                                                Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1oo         Certificate of Incorporation of Naugatuck Treatment Company            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1pp         Notice of New Address of Statutory Agent for Service of Naugatuck      Amendment No. 1 to Registration Statement on
              Treatment Company                                                      Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1qq         Certificate of Domestication of Uniroyal Chemical Company Limited      Amendment No. 1 to Registration Statement on
              (7)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1rr         Certificate of Incorporation of Uniroyal Chemical Company Limited      Amendment No. 1 to Registration Statement on
              (7)                                                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ss         Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Uniroyal Chemical Company Limited (7)                                  Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1tt         Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Company Limited (Delaware)       Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1uu         Certificate of Incorporation of Crompton Manufacturing Company,        Amendment No. 1 to Registration Statement on
              Inc. (8)                                                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1vv         Certificate of Amendment of Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton Manufacturing Company, Inc. (8)                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ww         Certificate of Incorporation of Uniroyal Chemical Company, Inc. (9)    Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004



---------------
(7) Predecessor of Uniroyal Chemical Company Limited (Delaware).

(8) Predecessor of Uniroyal Chemical Company, Inc.
(9) Predecessor of Crompton Manufacturing Company, Inc.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.1xx         Certificate of Amendment to Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Uniroyal Chemical Company, Inc. (9)                                    Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1yy         Certificate of Amendment to Certificate of Incorporation of            Amendment No. 1 to Registration Statement on
              Crompton Manufacturing Company, Inc. (9)                               Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1zz         Certificate of Merger of Crompton Sales Company, Inc. and Uniroyal     Filed herewith
              Chemical Company, Inc. (9)

3.1aaa        Certificate of Incorporation of Uniroyal Chemical Export Limited       Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1bbb        Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Export Limited                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ccc        Certificate of Incorporation of Uniroyal Chemical Leasing Company,     Amendment No. 1 to Registration Statement on
              Inc.                                                                   Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1ddd        Certificate of Change of Location of Registered Office and of          Amendment No. 1 to Registration Statement on
              Registered Agent of Uniroyal Chemical Leasing Company, Inc.            Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.1eee        Articles of Organization of Weber City Road LLC                        Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2a          By-laws of Crompton Corporation                                        Exhibit 3(ii) to the 2001 Form
                                                                                     10-K

3.2b          By-laws of CNK Chemical Realty Corporation                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2c          By-laws of Crompton Colors Incorporated                                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2d          By-laws of Crompton Holding Corporation                                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2e          By-laws of Crompton Europe Financial Services Company                  Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(9) Predecessor of Crompton Manufacturing Company, Inc.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
3.2f          By-laws of Crompton Monochem, Inc.                                     Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2g          By-laws of Davis-Standard Corporation                                  Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2h          Amended and Restated By-laws of GT Seed Treatment, Inc.                Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2i          Amended and Restated By-laws of Kem Manufacturing Corporation          Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2j          By-laws of Monochem, Inc.                                              Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2k          By-laws of Naugatuck Treatment Company                                 Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2l          Articles of Association of Uniroyal Chemical Company Limited           Amendment No. 1 to Registration Statement on
              (Delaware)                                                             Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2m          By-laws of Uniroyal Chemical Company, Inc.                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2n          By-laws of Uniroyal Chemical Company, Inc. (1)                         Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2o          By-laws of Uniroyal Chemical Export Limited                            Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2p          By-laws of Uniroyal Chemical Leasing Company, Inc.                     Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

3.2q          Operating Agreement of Weber City Road LLC                             Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

---------------
(1) Predecessor of Crompton Manufacturing Company, Inc.

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
4.1           Rights Agreement dated as of September 2, 1999, by and between the     Exhibit 4.1 to the Form 8-A dated September
              Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights     28, 1999
              Agent

4.2           Form of Indenture, dated as of February 1, 1993, by and between        Post-Effective Amendment No. 2 to the
              Witco and the Chase Manhattan Bank, N.A., as Trustee, relating to      Registration Statement on Form S-3,
              Witco's 6.60% Notes due 2003, 7.75% Debentures due 2023, 6 1/8%        Registration No.
              Notes due 2006 and 6 7/8% Debentures due 2026, including form of       33-58066, filed March 19, 1993
              securities (the "1993 Indenture")

4.3           Form of First Supplemental Indenture, dated February 1, 1996, by       Registration Statement on Form S-3,
              and among Witco, Chase Manhattan Bank, N.A., the Initial Trustee,      Registration Number
              and Fleet National Bank of Connecticut, the Note Trustee, to the       33-065203, filed January 25, 1996
              1993 Indenture, relating to Witco's 6 1/8% Notes due 2006 and 6 7/
              8% Notes due 2026

4.4           Second Supplemental Indenture, dated as of August 5, 2004, between     Registration Statement on Form S-4,
              Crompton Corporation and U.S. Bank, National Association, to the       Registration Number
              1993 Indenture                                                         333-119641, filed October 8, 2004

4.5           Indenture, dated as of August 16, 2004, among Crompton Corporation,    Registration Statement on Form S-4,
              the Guarantors listed on Schedule A thereto, Wells Fargo Bank,         Registration Number
              National Association, as trustee and Deutsche Bank Trust Company       333-119641, filed October 8, 2004
              Americas as Note Custodian, Paying Agent and Registrar, relating to the Company's 9 7/8% Senior Notes due 2012

4.6           Indenture, dated as of August 16, 2004, among Crompton                 Registration Statement on Form S-4,
              Corporation, the Guarantors listed on Schedule A thereto, Wells        Registration Number
              Fargo Bank, National Association, as trustee and Deutsche Bank         333-119641, filed October 8, 2004
              Trust Company Americas as Note Custodian, Paying Agent and
              Registrar, relating to the Company's Senior Floating Rate Notes due
              2010

5.1           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP                    Filed herewith

5.2           Opinion of Lynn A. Schefsky, Senior Vice President and General         Filed herewith
              Counsel of Crompton Corporation


10.1          Supplemental Medical Reimbursement Plan                                Exhibit 10(n) to the Crompton & Knowles Form
                                                                                     10-K for the fiscal year ended December 27,
                                                                                     1980 (the "1980 Form 10-K"))

10.2          Supplemental Dental Reimbursement Plan                                 Exhibit 10(o) to the 1980 Form 10-K

10.3          Form of Employment Agreement dated as of July 29, 2002, by and         Exhibit 10.1 to the Form 10-Q for the period
              between Crompton Corporation and various of its executive officers     ended September 30, 2002 (the "September 30,
                                                                                     2002 Form 10-Q")

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
----------    -------------------------------------------------------------------    ----------------------------------------------
10.4          Form of Employment Agreement dated as of August 21, 1996, between a    Exhibit 10.28 to the Uniroyal Chemical Company
              subsidiary of Crompton Corporation and three executive officers of     Form 10-K for the fiscal year ended September
              Crompton Corporation                                                   28, 1996 (the "1996 Form 10-K")

10.5          Form of Supplemental Retirement Agreement dated as of August 21,       Exhibit 10.30 to the 1996 Form 10-K
              1996, between a subsidiary of Crompton Corporation and two executive officers of Crompton Corporation

10.6          Supplemental Retirement Agreement Trust Agreement dated October 20,    Exhibit 10(I) to the Crompton & Knowles Form
              1993, between Crompton Corporation (as successor to Crompton &         10-K for the fiscal year ended December 25,
              Knowles) and Shawmut Bank, N.A.                                        1993

10.7          Crompton Corporation Benefit Equalization Plan, amended as of April    Exhibit 10.2 to the Form 10-Q for the period
              30, 2002                                                               ended March 31, 2002 (the "March 31, 2002 Form
                                                                                     10-Q")

10.8          Crompton Corporation Amended Benefit Equalization Plan, dated          Exhibit 10.2 to the September 30, 2002 Form
              October 22, 2002                                                       10-Q

10.9          Amended Benefit Equalization Plan Trust Agreement dated October 20,    Exhibit 10(n) to the Crompton & Knowles Form
              1993, between Crompton Corporation (as successor to Crompton &         10-K for the fiscal year ended December 25,
              Knowles) and Shawmut Bank, N.A.                                        1993

10.10         Amended Crompton Corporation 1988 Long Term Incentive Plan             Exhibit 10.10 to the 2001 Form 10-K

10.11         Trust Agreement dated as of May 15, 1989, between Crompton             Exhibit 10(w) to the Crompton & Knowles Form
              Corporation (as successor to Crompton & Knowles) and Corporation       10-K for the fiscal year ended December 30,
              (as successor to Crompton & Knowles) and thereto dated as of           1989
              February 8, 1990

10.12         Restricted Stock Plan for Directors of Crompton Corporation (as        Exhibit 10(z) to the Crompton & Knowles Form
              successor to Crompton & Knowles) approved by the stockholders on       10-K for the fiscal year ended December 28,
              April 9, 1991                                                          1991

10.13         Amended 1993 Stock Option Plan for                                     Exhibit 10.21 to the Crompton & Knowles Form
              Non-Employee Directors                                                 10-K for the fiscal year ended December 26,
                                                                                     1998 (the "1998 Form 10-K"))

10.14         UCC Purchase Right Plan, as amended and restated as of March 16,       Exhibit 10.1 to the Uniroyal Chemical Company
              1995                                                                   Form 10-Q for the period ended April 2, 1995

10.15         Form of Amended and Restated 1996-1998 Long Term Performance Award     Exhibit 10.27 to the Crompton & Knowles Form
              Agreement entered into in 1996 between Crompton Corporation (as        10-K for the fiscal year ended December 27,
              successor to Crompton & Knowles) or one of its subsidiaries and        1997
              thirteen of the executive officers of Crompton & Knowles

10.16         Second Amended and Restated Lease Agreement between the Middlebury     Exhibit 10 to the Uniroyal Chemical Company
              Partnership, as Lessor, and Uniroyal, as Lessee, dated as of August    Form 10-Q for the quarter ended September 27,
              28, 1997                                                               1997

EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
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
10.17         Form of Receivables Sale Agreement, dated as of December 11,1998,      Exhibit 10.291 to the 1998 Form 10-K
              by and among Crompton Corporation (as successor to Crompton &
              Knowles), as Initial Collection Agent, Crompton & Knowles
              Receivables Corporation, as Seller, ABN AMRO Bank N.V., as Agent,
              the Enhancer, and the Liquidity Provider, and Windmill Funding
              Corporation

10.18         Amended and Restated Receivables Sale Agreement, dated as of           Exhibit 10.201 to the 2001 Form 10-K
              January 18, 2002, among Crompton & Knowles Receivables Corporation, as the Seller, Crompton Corporation, as the Initial Collection
              Agent, ABN AMRO Bank N.V., as the Agent, certain liquidity providers, ABN AMRO Bank, N.V., as the Enhancer, and Amsterdam
              Funding Corporation

10.19         First Amendment dated as of January 17, 2003, to the Amended and       Exhibit 10.202 to the Form 10-K for the fiscal
              Restated Receivables Sale Agreement, dated as of January 18, 2002,     year ended December 31, 2002
              among Crompton & Knowles Receivables Corporation, as the Seller,
              Crompton Corporation, as the Initial Collection Agent, ABN AMRO
              Bank N.V., as the Agent, certain liquidity providers, ABN AMRO
              Bank, N.V., as the Enhancer, and Amsterdam Funding Corporation

10.20         Form of Receivables Purchase Agreement, dated as of December 11,       Exhibit 10.292 to the 1998 Form 10-K
              1998, by and among Crompton & Knowles, as Initial Collection Agent, and certain of its subsidiaries, as Sellers, Crompton & Knowles
              Receivables Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.21         Amendment Number 1 dated as of December 9, 1999, to the Receivables    Exhibit 10.265 to Form 10-K for the fiscal
              Purchase Agreement, dated as of December 11, 1998, by and among        year ended December 31, 2000 (the "2000 Form
              Crompton Corporation (f/k/a/ CK Witco Corporation (as successor by     10-K")
              merger to Crompton & Knowles)), as Initial Collection Agent, and
              certain of its subsidiaries, as Sellers, Crompton & Knowles
              Receivables Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.22         Amendment Number 2 dated as of November 20, 2000, to the               Exhibit 10.266 to the 2000 Form 10-K
              Receivables Purchase Agreement, dated as of December 11, 1998, by and among Crompton Corporation (as successor to Crompton &
              Knowles), as Initial Collection Agent, and certain of its
              subsidiaries, as Sellers, Crompton & Knowles Receivables
              Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent
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EXHIBIT                                                                              INCORPORATION BY
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
10.23         Amendment Number 3 dated as of February 1, 2001, to the                Exhibit 10.267 to the 2000 Form 10-K
              Receivables Purchase Agreement dated as of December 11, 1998, by and among Crompton Corporation (as successor to Crompton &
              Knowles), as Initial Collection Agent, and certain of its
              subsidiaries, as Sellers, Crompton & Knowles Receivables
              Corporation, as Buyer, and ABN AMRO Bank N.V., as Agent

10.24         Amendment Number 4 dated as of April 15, 2003, to the Receivables      Exhibit 10.2 to the 10-Q for the quarter ended
              Purchase Agreement dated as of December 11, 1998, by and among         March 31, 2003 (the "March 31, 2003 10-Q")
              Crompton Corporation (as successor to Crompton & Knowles), as initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              ABN AMRO Bank N.V., as Agent

10.25         Letter Agreement dated as of January 18, 2002, to the Receivables      Exhibit 10.206 to the 2001 Form 10-K
              Purchase Agreement dated as of December 11, 1998, by an among
              Crompton Corporation (as successor to Crompton & Knowles), as
              Initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              Crompton Sales Company, Inc. and ABN AMRO Bank N.V., as Agent


10.26         Letter Agreement dated as of April 15, 2003, to the Receivables        Exhibit 10.3 to the March 31, 2003 10-Q
              Purchase Agreement dated as of December 11, 1998, by and among
              Crompton Corporation (as successor to Crompton & Knowles), as
              Initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              Crompton Europe B.V., Crompton B.V. and ABN AMRO Bank N.V. as Agent

10.27         Amended Crompton Corporation 1998 Long Term Incentive Plan             Exhibit 10.21 to the 2001 Form 10-K

10.28         Amended and Restated Employment Agreement by and between Crompton      Exhibit 10.1 to the Crompton & Knowles Form
              Corporation (as successor to Crompton & Knowles) and Vincent A.        10-Q for the quarter ended June 26, 1999
              Calarco dated May 31, 1999

10.29         Form of Merger Synergy Restricted Stock Agreement, dated as of         Exhibit 10.32 to the 1999 Form 10-K
              October 19, 1999, by and between Crompton Corporation and various of its executive officers

10.30         Form of Supplemental Retirement Agreement, dated as of October 21,     Exhibit 10.35 to the 1999 Form 10-K
              1999, by and between Crompton Corporation and various of its executive officers

10.31         Form of 2001-2002 Long Term Incentive Award Agreement, dated as of     Exhibit 10 to the Form 10-Q for the quarter
              January 31, 2001, by and between Crompton Corporation and various      ended March 31, 2001
              of its executive officers
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EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
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
10.32         Form of 2002-2004 Long-Term Incentive Award Agreement, dated as of     Exhibit 10.1 to the Form 10-Q for the quarter
              March 26, 2002, by and between Crompton Corporation and various of     ended March 31, 2002
              its executive officers

10.33         Form of Amendment 2003-1 to the Supplemental Retirement Agreement      Exhibit 10.27 to the 2003 Form 10-K
              dated various dates in December 2003 by and between Crompton
              Corporation and various of its executive officers

10.34         Employment Agreement by and between Crompton Corporation and Robert    Exhibit 10.28 to the 2003 Form 10-K
              L. Wood dated January 7, 2004

10.35         Form of 2004 Management Incentive Plan dated as of February 18,        Exhibit 10.29 to the 2003 Form 10-K
              2004 by and between Crompton Corporation and various key management personnel

10.36         Form of 2004-2006 Long Term Incentive Award Agreement dated            Exhibit 10.30 to the 2003 Form 10-K
              February 3, 2004 by and between Crompton Corporation and various of its executive officers

10.37         Sixth Amendment dated as of April 15, 2004, to the Amended and         Exhibit 10.2 to the March 31, 2004 10-Q
              Restated Receivables Sale Agreement dated as of January 18, 2002, by and among Crompton & Knowles Receivables Corporation, as Seller,
              Crompton Corporation, as the Initial Collection Agent, and ABN AMRO
              Bank, N.V., as Enhancer and Agent

10.38         Supplement No. 1 dated as of March 26, 2004, to the Security           Exhibit 10.3 to the March 31, 2004 10-Q
              Agreement dated as of December 21, 2001, among Crompton
              Corporation, various subsidiaries of Crompton Corporation, and
              Citicorp USA, Inc., as Collateral Agent

10.39         Separation Agreement dated April 27, 2004 by and between Crompton      Exhibit 10.2 to the June 30, 2004 10-Q
              Corporation and Vincent A. Calarco

10.40         Separation Agreement dated June 22, 2004 by and between Crompton       Exhibit 10.3 to the June 30, 2004 10-Q
              Corporation and Peter Barna

10.41         Consulting Agreement dated June 7, 2004 by and between Crompton        Exhibit 10.4 to the June 30, 2004 10-Q
              Corporation and Vincent A. Calarco

10.42         Change In Control Agreement dated as of September 13, 2004, between    Exhibit 10.1 to the Form 8-K filed on
              Crompton Corporation and each of Karen R. Osar, Myles S. Odaniell,     September 15, 2004
              Lynn A. Schefsky, and Gregory E. McDaniel
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EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
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
10.43         Credit Agreement, dated as of August 16, 2004, among Crompton          Registration Statement on Form S-4,
              Corporation, a Delaware corporation, the Lenders from time to time     Registration Number
              party thereto, Deutsche Bank AG, Cayman Islands Branch, as Deposit     333-119641, filed October 8, 2004
              Bank, and Deutsche Bank AG New York Branch, as Administrative Agent

10.44         Second Amended and Restated Receivables Sale Agreement, dated as of    Registration Statement on Form S-4,
              August 16, 2004, among Crompton & Knowles Receivables Corporation,     Registration Number
              as the Seller, Crompton Corporation, as the Initial Collection         333-119641, filed October 8, 2004
              Agent, ABN AMRO Bank N.V., as the Agent, the Liquidity Providers
              from time to time party thereto, and Amsterdam Funding Corporation

10.45         Amendment Number 5 dated as of August 16, 2004, to the Receivables     Registration Statement on Form S-4,
              Purchase Agreement dated as of December 11, 1998, by and among         Registration Number
              Crompton Corporation (as successor to Crompton & Knowles), as          333-119641, filed October 8, 2004
              initial Collection Agent, and certain of its subsidiaries, as
              Sellers, Crompton & Knowles Receivables Corporation, as Buyer, and
              ABN AMRO Bank N.V., as Agent

10.46         Registration Rights Agreement, dated as of August 16, 2004, among      Registration Statement on Form S-4,
              Crompton Corporation, and the subsidiaries of Crompton Corporation     Registration Number
              listed on Schedule I attached thereto, Deutsche Bank Securities        333-119641, filed October 8, 2004
              Inc., Bank Of America Securities LLC, Citigroup Global Markets Inc.
              And Credit Suisse First Boston LLC as initial purchasers

10.47         Security Agreement, dated as of August 16, 2004, among Crompton        Registration Statement on Form S-4,
              Corporation, certain of its subsidiaries from time to time party       Registration Number
              thereto and Deutsche Bank AG New York Branch, as Collateral Agent      333-119641, filed October 8, 2004

10.48         Pledge Agreement, dated as of August 16, 2004, among Crompton          Registration Statement on Form S-4,
              Corporation, certain of its subsidiaries from time to time to time     Registration Number
              party thereto and Deutsche Bank AG New York Branch, as Pledgee         333-119641, filed October 8, 2004

10.49         Subsidiaries Guaranty, dated as of August 16, 2004, among certain      Registration Statement on Form S-4,
              subsidiaries of Crompton Corporation and Deutsche Bank AG New York     Registration Number
              Branch, as Administrative Agent                                        333-119641, filed October 8, 2004

15            Accountants' acknowledgement                                           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

21            Subsidiaries of the registrant                                         Exhibit 21 to the 2003 Form
                                                                                     10-K
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EXHIBIT                                                                              INCORPORATION BY
NUMBERS       DESCRIPTION                                                            REFERENCE TO
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
23            Consent of KPMG LLP                                                    Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

24.1          Power of Attorney                                                      Registration Statement on Form S-4,
                                                                                     Registration Number
                                                                                     333-119641, filed October 8, 2004

24.2          Power of Attorney                                                      Amendment No. 2 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 27, 2004

24.3          Substitute Power of Attorney                                           Amendment No. 1 to Registration Statement on
                                                                                     Form S-4, Registration Number 333-119641,
                                                                                     filed December 3, 2004

25.1          Statement of Eligibility of Trustee regarding the 9 7/8% Senior        Registration Statement on Form S-4,
              Notes due 2012                                                         Registration Number
                                                                                     333-119641, filed October 8, 2004

25.2          Statement of Eligibility of Trustee regarding the Senior Floating      Registration Statement on Form S-4,
              Rate Notes due 2010                                                    Registration Number
                                                                                     333-119641, filed October 8, 2004

99.1          Form of Letter to Clients                                              Registration Statement on Form S-4,
                                                                                     Registration Number
                                                                                     333-119641, filed October 8, 2004

99.2          Form of Letter to Brokers, Dealers, Commercial Banks, Trust            Registration Statement on Form S-4,
              Companies and Other Nominees                                           Registration Number
                                                                                     333-119641, filed October 8, 2004
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